                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

          [LOGO OF INTERNATIONAL LOTTERY & TOTALIZATOR APPEARS HERE]



              INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC./TM/

                              2131 FARADAY AVENUE
                        CARLSBAD, CALIFORNIA 92008-7297

                           NOTICE OF ANNUAL MEETING

   TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL
     PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED.

The 1995 Annual Meeting of Shareholders of International Lottery & Totalizator Systems, Inc. (the "Company") will be held at 3:00 p.m., Pacific Daylight Savings Time, on Thursday, June 1, 1995 at Pea Soup Andersen's, 850 Palomar Airport Road, Carlsbad, California, for the following purposes:

     1.  To elect directors for the ensuing year.

     2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 24, 1995 will be entitled to vote at the meeting. The transfer books will not be closed. The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is May 1, 1995.

                      By order of the Board of Directors,


                              /s/William A. Hainke
                               William A. Hainke
                              Corporate Secretary


Carlsbad, California
May 1, 1995

               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                              2131 Faraday Avenue
                            Carlsbad, CA 92008-7297


                                PROXY STATEMENT

     Proxies in the form enclosed with this statement are solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held in Carlsbad, California, on June 1, 1995, including any adjournments or postponements thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any holder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the holder is present at the meeting and elects to vote in person.

                               VOTING SECURITIES

     The voting securities of the Company consist of its Common shares of which 16,803,711 shares are outstanding as of April 24, 1995. Only holders of Common shares of record on the books of the Company at the close of business on April 24, 1995 (the "Record Date") will be entitled to vote at the meeting. Each such holder of Common shares is entitled to one vote for each said share, and has the right to cumulate his or her vote for directors if his or her candidate or candidates' names have been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of that shareholder's intention to cumulate his votes. The persons named in the enclosed proxy may or may not elect to give such notice and vote the shares they represent in such a manner.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, as indicated in the accompanying proxy card.

     The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is May 1, 1995.


                             ELECTION OF DIRECTORS

     Eight directors are to be elected at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the nominees listed in the following table, reserving the right, however, to distribute their votes among the nominees listed below in their discretion.

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common shares as of April 14, 1995, by ( i) each director and nominee for director of the Company, (ii) certain executive officers, (iii) executive officers and directors of the Company as a group and
(iv) each person or entity who is a beneficial owner of more than 5% of the Company's outstanding Common shares. With respect to each director of the Company, the table also sets forth his age, the year he was first elected as a director, employment history for the past five years, and other directorships. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                       Common Shares
                                                                      Beneficially Owned
                                                                      as of April 14, 1995
                                                                      --------------------

                                                                                           Percent
 NAME OF BENEFICIAL OWNER                                          Amount                 of Class
                                                                   -------                --------

 Nominees for Director
 ----------------------
 FREDERICK A. BRUNN, 50, Director since 1989.                      98,648  (A)              *
        President since February 1994.
        Executive Vice President, Planning and
        Development 1990 to February 1994.

 THEODORE A. JOHNSON , 54, Director since 1979.                    28,200  (B)              *
        President, Minnesota Cooperation Office
        for Small Business and Job Creation, Inc.
        from 1980 to present.  Director of Surgidyne, Inc.

 NG FOO LEONG, 44, Director since June 1993.                        2,500  (B)              *
        Executive Director, Sports Toto Malaysia Sdn Bhd,
        a lottery gaming company,  from 1985 to present.

 MARTIN J. O'MEARA JR., 66, Director since 1979.                  109,126  (B)              *
        President, The Budget Plan, Inc., a privately-
        owned company engaged in consumer loan
        business and has been so employed for more
        than five years.

 M. MARK MICHALKO, 40, Director since February 1994.                5,000  (A)              *
        Executive Vice President, Business Development since
        February 1994.  President of Quantum Gaming
        Corp., a gaming industry consulting firm, for more
        than five years prior to February 1994.

 SIR MICHAEL G.R. SANDBERG, 68, Director since                     92,500  (B)              *
        1987.  Private investor.  Chairman and
        Chief Executive of the Hong Kong and Shanghai
        Banking Corporation from 1977 to 1986.
        Director of Global Yield Fund, a closed-end
        investment company listed on the NYSE.

 CHAN KIEN SING, 38, Director since June 1993.                      2,500  (B)              *
        Group Executive Director of Berjaya Group
        Berhad since 1990. From 1989 to 1990, General
        Manager, Investment of Berjaya Group Berhad.

 TAN SRI DATO VINCENT TAN CHEE YIOUN, 43 , Director since       6,602,500  (B)(C)          39%
        February 1994.  Group Chief Executive
        Officer of Berjaya Group Berhad since
        prior to 1990.

 Existing Director
 -----------------
 JAMES T. WALTERS, 62, Director since 1978.                       548,883  (A)(B)           3%
        Chairman of the Board and Chief Executive
        Officer from 1978 to August 1994.  President
        from 1978 to February 1994.

Named Executive Officers (excluding those listed above)
- -------------------------------------------------------
COLIN J. GARDYNE                                                171,941  (A)            1%
WILLIAM A. HAINKE                                                15,875  (A)            *
LENNART K. SUNDIN                                                68,078  (A)            *

 All Directors and Executive Officers as a group              7,765,702  (A)(B)(C)     46%
 (14  persons)

 Significant Shareholder
 -----------------------

 BERJAYA LOTTERY MANAGEMENT ( H.K.) LIMITED                   6,600,000  (C)           39%
 Level 28, Shahzan Prudential Tower
 30 Jalan Sultan Ismail
 5020 Kuala Lumpur, Malaysia

____________________

(A) Includes the number of Common shares subject to unexercised stock options which were exercisable within 60 days under the Company's 1986, 1988 and 1990 Employee Stock Option Plans as follows: 46,250 for Mr. Brunn; 162,500 for Mr. Walters; 10,000 for Mr. Sundin; 36,250 for Mr. Gardyne; 15,000 for Mr. Hainke, and 285,250 for all executive officers as a group.

(B) Includes the number of Common shares subject to unexercised stock options which were exercisable within 60 days under the Company's Directors' Stock Option Plan.

(C) Berjaya Lottery Management ( H.K.) Limited, an affiliate of Berjaya Group Berhad, a corporation of which Mr. Tan serves as Group Chief Executive
     Officer, owns 6,600,000 Common shares.   Mr. Tan disclaims beneficial
     ownership of such shares.

*    Less than one percent of the outstanding Common shares.

     Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors.

     During 1994, six meetings of the Board of Directors were held. Each incumbent Director attended all meetings of the Board of Directors held during the year in which he was a Director, except for Messrs. Chan and Tan who missed two meetings, and Mr. Sandberg who missed one meeting. The Company has an Executive Committee which consists of Messrs. Johnson, Brunn, Michalko, Ng and Chan. The Executive Committee held no meetings during the year. The Executive Committee may exercise all the authority of the Board in management of the Company except for matters expressly reserved by law for Board action. The Board also has an Executive Compensation Committee which consists of Messrs. Johnson, O'Meara, Sandberg, and Chan. The Executive Compensation Committee met three times during the year. Its function is to establish compensation for all executive officers of the Company and administer the Company's 1986, 1988, and 1990 Employee Stock Option Plans. The Company has an Audit Committee which consists of Messrs. Sandberg, O'Meara, Johnson and Chan and which held two meetings throughout the year. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of the Company. Each year it recommends to the Board a firm of independent public accountants to serve as auditors. The Audit Committee reviews with such auditors the scope and result of their audit, fees for services and independence in servicing the Company. The Company also has a Nominating Committee which consists of Messrs. Tan, O'Meara, Johnson and Brunn. The Nominating Committee held one meeting during the year. The Nominating Committee seeks out, evaluates and recommends to the Board qualified nominees for election as directors of the Company and considers other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company receives an annual retainer of $4,000 plus $500 and reimbursement for all related expenses per Board meeting. The Chairman of each Committee who is not an employee of the Company receives an additional annual retainer of $1,000. Each Committee member receives $500 and reimbursement of all related expenses per meeting, only if a Committee meeting is held at a time when it does not coincide with a Board meeting. Mr. Sandberg is also a financial consultant to the Company and receives annual compensation of $50,000.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Berjaya

     In May 1994, the Company entered into a letter of intent with Berjaya Lottery Management (H.K.) Limited, ("Berjaya"), a 39.8% shareholder of the Company, pursuant to which the Company is to supply certain lottery equipment, software and support services to Berjaya for use in lottery operations in China. The aggregate sale price was approximately $758,000, of which, the Company has received approximately $567,000 to date. The remainder is payable on the first day of sales of lottery tickets through the Company's equipment.

     In addition, in May 1994 the Company entered into a letter agreement with Sports Toto Computer Sdn Bhd ("STC"), an affiliate of Berjaya, under which the Company provided training to STC staff in the use and function of the Company's lottery system. The Company received a fee of $130,000 for such training.

     Walters' Retirement and Consulting Agreements

     In June 1994, Mr. Walters and the Company entered into a Retirement Agreement (the "Retirement Agreement") pursuant to which Mr. Walters retired from his positions as Chairman of the Board of Directors and Chief Executive Officer of the Company.

     Pursuant to the Retirement Agreement, the Company also executed a consulting agreement with Mr. Walters (the "Consulting Agreement") under which Mr. Walters agreed to provide consulting services through January 27, 1998, subject to earlier termination under certain circumstances (the "Consulting Period"). In compensation, the Company will pay Mr. Walters an annual consulting fee of $201,802, payable in monthly installments, whether or not the Company utilizes his services. In the event that Mr. Walters dies during the Consulting Period, the Company will pay his estate an amount equal to 50% of the remaining payments to be made through the Consulting Period discounted to present value. In addition, Mr. Walters agreed not to directly or indirectly compete with the Company during the Consulting Period, except as otherwise provided in the Consulting Agreement.

     The Company further agreed to continue Mr. Walters' health benefits through the Consulting Period and to cause the stock options held by Mr. Walters to become immediately vested and exercisable and to remain exercisable through the Consulting Period. The Retirement Agreement and Consulting Agreement also contain confidentiality and proprietary information provisions, and other customary terms and conditions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     As members of the Executive Compensation Committee (the "Committee"), we evaluate the performance of senior management, including the president, and review and approve the base compensation and lump sum distributions for the Company's executive officers. The Committee also administers the Company's Executive Bonus Plan and employee stock option plans. The Committee periodically reports to the Board on its activities.

     Compensation Philosophy

     The Committee bases its decisions on the Company's executive compensation philosophy, which relates the level of compensation to the Company's success in meeting its annual and long-term performance goals, rewards individual achievement and seeks to attract and retain qualified executives. The Company's executive compensation program consists of three principal components: ( i) base salary, (ii) potential for an annual lump-sum distribution based on individual performance and (iii) potential for an annual bonus under the Company's Executive Bonus Plan based upon the Company achieving a threshold level of profitability as well as individual performance. The second and third elements constitute "at-risk" portions of the compensation program. The Company positions its overall executive compensation levels at or near the median of the range of compensation levels for other companies comparable to the Company located in Southern California and who are viewed as competitors for executive talent in the overall labor market. This data is obtained from surveys conducted by external compensation consultants and trade associations. In reviewing this data, ITS takes into account how its compensation policies and overall performance compare to similar indices for comparable companies.

     The Company employs a formal performance review system for all employees, including the President and the other Named Executive Officers (as defined on page 8). This process generates information that the Committee uses in making decisions on base compensation, lump-sum distributions and awards under the Company's Executive Bonus Plan. The president is responsible for preparing the reviews on all executive officers other than himself. The Committee Chairman is responsible for preparing the review on the president. All reviews are then discussed and approved by the Committee. Executive performance is measured both in terms of the performance of the Company as a whole and various individual performance factors, including the performance of divisions for which such officer had management responsibility and individual managerial accomplishments.

     The Internal Revenue Code of 1986 denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the president and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify the compensation paid to its top executives for deductibility under the new law in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and projected compensation payable to the Company's "covered employees" for the 1995 taxable year, all compensation payable by the Company in 1995 to such covered employees should be deductible by the Company.

     Base Salaries

     In determining base salaries for executive officers, the Committee reviews external comparative data and also receives recommendations from management. The Committee bases its decisions on such data, as well as internal salary comparisons and individual performance evaluations. Under this system, salary increases have generally the same effect as a cost of living adjustment, although increases are not expressly tied to any cost of living indicator. Increases are awarded, however, only to those executives who are performing at a satisfactory level or above. The Company's philosophy is that the base salary taken alone is generally lower than salary levels at comparable companies. Thus, executives are required to earn awards under the "at-risk" portions of the compensation program described below in order to reach a competitive compensation level.

     The base compensation of Mr. Frederick A. Brunn, the president, was increased by seventeen percent (17%) in February 1994 when Mr. Brunn was promoted to president from executive vice president.

     Lump Sum Distributions

     Under traditional compensation systems, merit compensation increases are made through increases in base pay. Under such systems, once the merit component has been earned it is included in the employee's base salary going forward and becomes a permanent part of their cash compensation. In 1990, the Company instituted a different system in which the merit component of compensation for all employees was divided into a base salary increase (discussed above) and a lump sum distribution awarded annually.

     The lump sum distribution is delivered apart from base salary in a separate annual check and must be re-earned by the employee each year. The Company believes that this lump sum distribution system emphasizes a performance culture and provides a more direct link between employee compensation and performance. The system also allows the Company to create greater differences in employee compensation based on performance. The relationship of pay to performance is further strengthened by the high visibility of the lump sum distribution.

     Lump sum distributions are paid in October of each year based upon the employee's performance review. Determinations as to whether an employee has earned a lump sum distribution are not tied directly to Company performance. Lump sum distributions do, however, constitute a bonus, and employees have no entitlement to receive a lump sum distribution. Accordingly, the decision as to whether or not to make a lump sum distribution is impacted by the overall performance of the Company.

     Lump sum distributions made to the president and the other Named Executive Officers in October 1994 are shown under the "Bonus" column in the Summary Compensation Table on page 8.

     Executive Bonus Plan

     In addition to base compensation and lump sum distributions, executives are eligible to participate in the Company's Executive Bonus Plan. Under the Executive Bonus Plan, the Committee has set threshold levels of net after tax profit, exclusive of extraordinary items, for 1994 and 1995. No bonus awards are made for any year in which the Company does not meet the threshold profitability level. The amount of the bonus pool is based on a percentage of the Company's net after tax profits above the profitability thresholds and shall not cause the net after tax profit to fall below the threshold after computation of the bonus pool. During each year of the Executive Bonus Plan, the Company's research and development budget must be maintained at a level to ensure that the Company's new product development is sufficient to keep it competitive in its marketplace, and continuation engineering sufficient to maintain the Company's existing products must also be maintained. The Committee retains discretion to adjust the bonus pool and awards based upon extraordinary circumstances and other criteria as determined by the Committee.

     Individual awards under the Executive Bonus Plan are determined by the size of the bonus pool and individual performance of the executive. The Committee has structured the Executive Bonus Plan so that award potential is consistent with competitive norms and potentially represents a significant percentage of the executive's overall compensation in any given year. Awards are paid after completion of the Company's audited financial statements for that year.

     The Company did not meet the profitability threshold under the Executive Bonus Plan for 1994. Accordingly, no awards were made with respect to 1994.

Stock Options

The Committee believes that grants of stock options serve to align the interests of executive officers with shareholder value. The number of stock options granted takes into account the recipient's position and is intended to recognize different levels of responsibility. In determining the level of stock option grants, the Committee also considers competitive practices. As a result, grants may vary from year to year. Options granted in 1994 to Mr. Brunn and the other Named Executive Officers are shown in the Summary Compensation Table on page 8 and the Option Grants Table on page 9.

                        EXECUTIVE COMPENSATION COMMITTEE

                   Theodore A. Johnson,          Martin J. O'Meara, Jr.
                   Chairman

                   Sir Michael G.R. Sandberg     Chan Kien Sing


                                April 24, 1995

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the years ended December 31, 1992, 1993 and 1994, the compensation earned by the president and the four most highly compensated executive officers of the Company (the "Named Executive Officers") in 1994:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                           ----------------------
                           ANNUAL  COMPENSATION                        AWARDS                 PAYOUTS
                           --------------------                        ------                 ---------
                                                                                                          Long-        All
                                                                   Other                                  Term         Other
Name and                                                           Annual         Restricted   Number     Incentive    Compen-
Principal                                                          Compen-        Stock        Options/   Plan         sation
Position(s)                  Year          Salary      Bonus (2)   sation (3)     Awards       SARs (4)   Payouts       (5)
- ------------------------------------------------------------------------------------------------------------------------------------

Frederick A. Brunn,          1994          $137,425    $17,161     $------        $0            25,000    $0           $6,862
President                    1993          $113,560    $ 9,012     $------        $0            20,000    $0           $5,678
                             1992          $112,653    $ 6,710     $------        $0            10,000    $0           $5,720
- ------------------------------------------------------------------------------------------------------------------------------------

Lennart K. Sundin,           1994          $115,440    $12,698     $------        $0             5,000    $0           $5,772
Senior Vice President,       1993          $112,978    $ 8,966     $------        $0            20,000    $0           $5,649
Marketing and Sales          1992          $112,070    $ 6,545     $-----         $0             5,000    $0           $5,690
- ------------------------------------------------------------------------------------------------------------------------------------

William A. Hainke            1994          $ 95,222    $ 5,713     $-----         $0                 0    $0           $4,761
Chief Financial Officer,     1993          $ 87,127    $ 2,153     $-----         $0            20,000    $0           $4,722
Corporate Secretary and      1992          $ 38,256    $ 0         $-----         $0            20,000    $0           $0
Treasurer
- ------------------------------------------------------------------------------------------------------------------------------------

Colin J. Gardyne             1994          $ 93,121    $ 5,122     $-----          $0                0    $0           $4,656
Vice President,              1993          $ 93,121    $ 6,329     $-----          $0           10,000    $0           $4,557
Technical Sales Support      1992          $ 87,477    $ 4,390     $------         $0            5,000    $0           $4,591
- ------------------------------------------------------------------------------------------------------------------------------------

M. Mark Michalko             1994          $ 85,071    $ 4,017     $-----          $0           40,000    $0           $0
Executive Vice President     1993          N/A         N/A         N/A             N/A             N/A    $0           N/A
                             1992          N/A         N/A         N/A             N/A             N/A    $0           N/A
- ------------------------------------------------------------------------------------------------------------------------------------

James T. Walters (1)         1994          $316,576    $ 0         $------         $0           10,000    $0           $0
Retired Chairman of the      1993          $197,500    $15,673     $------         $0           50,000    $0           $8,994
Board and Chief Executive    1992          $195,915    $12,364     $------         $0           15,000    $0           $8,728
 Officer
 ----------------------------------------------------------------------------------------------------------------------------------

(1) In the case of Mr. Walters, 1994 salary includes an amount of $145,994 relating to his retirement.
(2)  Amounts reflect lump sum distributions paid in October 1992, 1993 and 1994.
(3) Perquisites to each Named Executive Officer in 1994, 1993 and 1992 did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any such officer.
(4) All options are incentive stock options, other than a non-qualified stock option for 10,000 shares granted to Mr. Walters in 1994 in his capacity as an employee.
(5) Company matching contributions to the Employee Stock Bonus Plan (401(k) plan).

STOCK OPTIONS

       The following table sets forth information regarding the grant of stock options during 1994 to the Named Executive Officers:

                             OPTION GRANTS IN 1994


                                                                                               POTENTIAL
                                                                                          REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL
                                                                                          RATES OF STOCK PRICE
                                                                                             APPRECIATION
                              INDIVIDUAL GRANTS                                             FOR OPTION TERM (3)
                   ------------------------------------                                    ---------------------



                                        Percent of Total
                          Number of    Options Granted
                          Options       to  Employees        Exercise Price   Expiration
Name                      Granted        in 1994 (1)          Per Share        Date (2)                    5%           10%
- ----------------------------------------------------------------------------------------------------------------------------------
Frederick A. Brunn           25,000               12%                $ 3.00        12/13/04            $ 47,167.10   $119,530.68
- ----------------------------------------------------------------------------------------------------------------------------------

Lennart K. Sundin             5,000                2%                $ 3.00        12/13/04            $  9,433.42   $ 23,906.14
- ----------------------------------------------------------------------------------------------------------------------------------

William A. Hainke                 0                0%                $    0             ---            $         0   $         0
- ----------------------------------------------------------------------------------------------------------------------------------

Colin J. Gardyne                  0                0%                $    0             ---            $         0   $         0
- ----------------------------------------------------------------------------------------------------------------------------------

                             20,000               10%                $3 .00        12/13/04            $ 37,733.68   $ 95,624.55
M. Mark Michalko             20,000               10%                $11.50        03/28/04            $144,645.76   $366,560.77
- ----------------------------------------------------------------------------------------------------------------------------------

James T. Walters         (A) 10,000                0%                $5.125        09/26/99            $ 32,230.85   $ 81,679.30
- ----------------------------------------------------------------------------------------------------------------------------------

(1) No stock appreciation rights were granted to any of the Named Executive Officers or other Company employees in 1994.

(2) The options were issued under any of the Company's Employee Stock Option Plans, and are exercisable starting one year after the grant date, with 25% of the shares covered thereby becoming exercisable at that date and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(3) The dollar amounts under these columns are the result of calculations at the assumed compounded market appreciation rates of 5% and 10% as required by the Securities and Exchange Commission over a ten-year term and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price.

(A) This option issued under the 1993 Director's Option Plan. The option is exercisable starting one year after the date of grant with 50% of the shares covered thereby becoming exercisable at that date and with the remaining 50% of the option shares becoming exercisable on the second anniversary date.


OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 1994 and unexercised options held as of December 31, 1994.

                            OPTION EXERCISES IN 1994
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                                                Value of
                                                         Number of              Unexercised
                                                         Unexercised            In-the-Money
                                                         Options at             Options at
                                                         December 31, 1994      December 31, 1994

                         Number of
                      Shares Acquired                    Exercisable/            Exercisable/
Name                    on Exercise    Value Realized    Unexercisable           Unexercisable
- ---------------------------------------------------------------------------------------------------------------------------
Frederick A. Brunn              0        $        0      42,500/46,250           $ 108,885/$118,493
- ---------------------------------------------------------------------------------------------------------------------------

Lennart K. Sundin               0        $        0       8,750/22,500           $  22,418/$ 57,645
- ---------------------------------------------------------------------------------------------------------------------------

William A. Hainke               0        $        0      15,000/25,000           $ 8,430/ $  64,050
- ---------------------------------------------------------------------------------------------------------------------------

Colin J. Gardyne                0        $        0      35,000/10,000           $ 9,670/ $  25,620
- ---------------------------------------------------------------------------------------------------------------------------

M. Mark Michalko                0        $        0          0/ 40,000           $      0/ $102,480
- ---------------------------------------------------------------------------------------------------------------------------

James T. Walters           88,750          $837,656     162,500/10,000           $ 416,000/$ 25,620
- ---------------------------------------------------------------------------------------------------------------------------

PERFORMANCE GRAPH

                                                  CUMULATIVE TOTAL RETURN
                                       ----------------------------------------------
                                          1990     1991     1992     1993     1994

INTL LOTTERY & TOTLZATOR SYS   ITSI    100    38        42       91     309       51

PEER GROUP                     PPEERI  100    27        35       32      28       16

S & P SMALLCAP 600             1600    100    76       113      137     163      155

NASDAQ STOCK MRKT - US         INAS    100    85       136      159     181      177

                                  OTHER MATTERS

          The Company believes that during 1994 its officers and directors complied with all filing requirements under Section16(a) of the Securities Exchange Act of 1934, except as described below. Mr. Vincent Tan, a director of the Company, made a late filing to report stock options granted in 1993 and 1994 under the 1993 Directors Stock Option Plan to purchase a total of 20,000 shares. Messrs. Brunn, Michalko, Groth and Sundin, officers of the Company, made late filings to report employee stock options granted in December 1994 under the 1990 Employee Stock Option Plan to purchase 25,000, 20,000, 5,000 and 5,000 shares, respectively.

          All shareholders of record at the close of business on April 24, 1995, the record date for the determination of shareholders entitled to vote at the annual meeting, have been sent or are currently being sent a copy of the Company's Annual Report, including financial statements for the year ended December 31, 1994.

          The expense of preparing, printing and mailing the Notice of Annual Meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to regular salary, may solicit proxies by mail, telegraph, telephone, or personal interview. The Company may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

          The Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgement.

          Shareholder proposals for presentation at the 1996 Annual Meeting must be received by the Company no later than December 31, 1995 to be considered for inclusion in the 1996 proxy and proxy statement.

                      By order of the Board of Directors,




                            /s/William A. Hainke
                               William A. Hainke
                              Corporate Secretary

Carlsbad, California
May 1, 1995

PROXY                                                                      PROXY
               INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                  2131 FARADAY AVENUE, CARLSBAD, CA 92008-7297

  This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Frederick A. Brunn and William A. Hainke as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common shares of INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC. held of record by the undersigned on April 24, 1995, at the Annual Meeting of Shareholders to be held on June 1, 1995 or any adjournment thereof.

  1. ELECTION OF DIRECTORS

     [_] FOR ALL NOMINEES                  [_] WITHHOLD AUTHORITY
         EXCEPT AS LISTED BELOW                FOR ALL NOMINEES


     Frederick A. Brunn, Theodore A. Johnson, Ng Foo Leong, M. Mark Michalko, Martin J. O'Meara, Jr., Sir Michael G. R. Sandberg, Chan Kien Sing, Tan Sri Dato Vincent Tan Chee Yioun.

     (To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


     ---------------------------------------------------------------------------

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (continued on reverse side)



                         (continued from reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                           DATED: ______________________ , 1995


                                           ____________________________________
                                                        Signature


                                           ____________________________________
                                                Signature if held jointly

                                           Please sign exactly as name appears
                                           below. When shares are held by
                                           joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee, or guard-
                                           ian, please give full title as
                                           such. If a partnership, please sign
                                           in partnership name by authorized
                                           person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.